SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2011

HIGHWOODS PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13100	56-1871668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

HIGHWOODS REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

North Carolina	000-21731	56-1869557
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3100 Smoketree Court, Suite 600
Raleigh, North Carolina 27604
(Address of principal executive offices, zip code)

Registrants’ telephone number, including area code: (919) 872-4924

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

ATM Program

On May 25, 2011, Highwoods Properties, Inc. (the “Company”) and Highwoods Realty Limited Partnership (the “Operating Partnership”) entered into separate ATM Equity OfferingSM Sales Agreements (the “Sales Agreements”) with each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mitsubishi UFJ Securities (USA), Inc., Morgan Keegan & Company, Inc. and RBC Capital Markets, LLC (each, an “Agent” and, together, the “Agents”). Under the terms of the Sales Agreements, the Company may offer and sell up to $150,000,000 in aggregate gross sales price of its common stock (the “Shares”) from time to time through the Agents, acting as agents of the Company or as principals. Sales of the Shares, if any, may be made by means of ordinary brokers' transactions on the New York Stock Exchange or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices or as otherwise agreed with any of the Agents.  Subject to the terms and conditions of each Sales Agreement, each Agent will use its commercially reasonable efforts to sell on the Company's behalf any Shares to be offered by the Company under that Sales Agreement.

Under the terms of each Sales Agreement, the Company also may sell Shares to any of the Agents as principal, at a price per share to be agreed upon at the time of sale.  If the Company sells shares to an Agent acting as principal, it will enter into a separate terms agreement with that Agent, and the Company will describe the agreement in a separate prospectus supplement or pricing supplement.  If the Company engages the Agent for a sale of Shares that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the Securities Exchange Act of 1934, as amended, the Company and the Agent will agree to compensation that is customary for the Agent with respect to such transactions.

The Shares will be issued pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-172134), as amended, including the related prospectus dated February 9, 2011, and a prospectus supplement dated May 25, 2011, as the same may be amended or supplemented.

The Company is filing as Exhibit 1.1 the form of Sales Agreement.  The description of the Sales Agreements in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the form of Sales Agreement filed herewith as Exhibit 1.1.

Preferred Stock Redemption

On May 25, 2011, the Company also announced that it has called for the redemption of all of its remaining 8% Series B Cumulative Redeemable Preferred Shares. The cash redemption price for the remaining 2,100,000 Series B Preferred Shares to be redeemed is $25.00 per share. Holders of the Series B Preferred Shares to be redeemed will also receive accrued and unpaid dividends through the redemption date, which is June 24, 2011. Attached as Exhibit 99 and incorporated by reference herein is a press release regarding the preferred stock redemption.

Risk Factors

On May 25, 2011, the Company filed a prospectus supplement regarding the offering contemplated by the Sales Agreements described above. The prospectus supplement included, among other disclosures, the following risk factor disclosure:

Investing in our common stock involves a high degree of risk.  You should carefully consider the risk factors described below, as such risk factors may be amended, updated or modified periodically in our reports filed with the SEC, as well as other information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision with respect to our common stock. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially adversely affect us. The risks described could affect our business, financial condition or results of operations. In such a case, you may lose all or part of your original investment.

Adverse economic conditions in our markets that negatively impact the demand for office space, such as high unemployment, may result in lower occupancy and rental rates for our portfolio, which would adversely affect our operating results. While we own and operate a limited number of industrial, retail and residential properties, our operating results depend heavily on successfully leasing and operating our office properties. Economic growth and employment levels in Florida, Georgia, North Carolina and Tennessee are and will continue to be important determinative factors in predicting our future operating results.

Key components affecting our rental and other revenues include average occupancy and rental rates. Average occupancy generally increases during times of improving economic growth, as our ability to lease space outpaces vacancies that occur upon the expirations of existing leases. Average occupancy generally declines during times of slower or negative economic growth and decreasing office employment because new vacancies tend to outpace our ability to lease space. In addition, the timing of changes in occupancy levels tends to lag the timing of changes in overall economic activity and employment levels. For additional information regarding our average occupancy and rental rate trends over the past five years, please read “Item 2. Properties – Wholly Owned Properties” in our 2010 Annual Report. Lower rental revenues resulting from lower average occupancy or lower rental rates with respect to our same property portfolio will generally reduce our operating results unless offset by the impact of any newly acquired or developed properties or lower variable operating expenses, general and administrative expenses and/or interest expense.

We face considerable competition in the leasing market and may be unable to renew existing leases or re-let space on terms similar to the existing leases, or we may expend significant capital in our efforts to re-let space, which may adversely affect our operating results. Approximately 10-15% of our rental revenues at the beginning of any particular year are subject to leases that expire by the end of that year. Please read “Item 2. Properties – Lease Expirations” in our 2010 Annual Report. As a result, in addition to seeking to increase our average occupancy by leasing current vacant space, we also concentrate our leasing efforts on renewing leases on expiring space.  Because we compete with a number of other developers, owners and operators of office and office-oriented, mixed-use properties, we may be unable to renew leases with our existing customers and, if our current customers do not renew their leases, we may be unable to re-let the space to new customers. To the extent that we are able to renew leases that are scheduled to expire in the short-term or re-let such space to new customers, heightened competition resulting from adverse market conditions may require us to utilize rent concessions and tenant improvements to a greater extent than we historically have. Further, customers may seek to downsize by leasing less space from us upon any renewal.

If our competitors offer space at rental rates below current market rates or below the rental rates we currently charge our customers, we may lose potential customers, and we may be pressured to reduce our rental rates below those we currently charge in order to retain customers upon expiration of their existing leases. Even if our customers renew their leases or we are able to re-let the space, the terms and other costs of renewal or re-letting, including the cost of required renovations, increased tenant improvement allowances, leasing commissions, reduced rental rates and other potential concessions, may be less favorable than the terms of our current leases and could require significant capital expenditures. From time to time, we may also agree to modify the terms of existing leases to incentivize customers to renew their leases.  If we are unable to renew leases or re-let space in a reasonable time, or if our rental rates decline or our tenant improvement costs, leasing commissions or other costs increase, our financial condition, cash flows, cash available for distribution, value of our common stock, and ability to satisfy our debt service obligations could be materially adversely affected.

Difficulties or delays in renewing leases with large customers or re-leasing space vacated by large customers could materially impact our operating results. While no customer other than the federal government currently accounts for more than 3.5% of our revenues, the 20 largest customers of our wholly owned properties account for nearly one-third of our revenues. Please read “Item 2. Properties – Customers” in our 2010 Annual Report. Our top five customers include the Federal Government, AT&T, PricewaterhouseCoopers, the State of Georgia and Healthways, each of which currently accounts for more than 1.5% of our revenues. There are no assurances that these customers, or any of our other large customers, will renew all or any of their space upon expiration of their current leases.

Some of our leases provide customers with the right to terminate their leases early, which could have an adverse effect on our cash flow and results of operations.  Certain of our leases permit our customers to terminate their leases as to all or a portion of the leased premises prior to their stated lease expiration dates under certain circumstances, such as providing notice by a certain date and, in most cases, paying a termination fee. To the extent that our customers exercise early termination rights, our cash flow and earnings will be adversely affected, and we can provide no assurances that we will be able to generate an equivalent amount of net effective rent by leasing the vacated space to new third party customers.

An oversupply of space in our markets would typically cause rental rates and occupancies to decline, making it more difficult for us to lease space at attractive rental rates, if at all. Undeveloped land in many of the markets in which we operate is generally more readily available and less expensive than in higher barrier-to-entry markets such as New York, Chicago, Boston, San Francisco and Los Angeles. As a result, even during times of positive economic growth, our competitors could construct new buildings that would compete with our properties. Any such oversupply could result in lower occupancy and rental rates in our portfolio, which would have a negative impact on our operating results.

In order to maintain the quality of our properties and successfully compete against other properties, we periodically must spend money to maintain, repair and renovate our properties, which reduces our cash flows. If our properties are not as attractive to customers due to physical condition as properties owned by our competitors, we could lose customers or suffer lower rental rates. As a result, we may from time to time be required to make significant capital expenditures to maintain the competitiveness of our properties. There can be no assurances that any such expenditures would result in higher occupancy or higher rental rates or deter existing customers from relocating to properties owned by our competitors.

Our operating results and financial condition could be adversely affected by financial difficulties experienced by a major customer, or by a number of smaller customers, including bankruptcies, insolvencies or general downturns in business. The success of our investments and stability of our operations depend on the financial stability of our customers. A default or termination by a significant customer on its lease payments to us would cause us to lose the revenue associated with such lease. In the event of a customer default or bankruptcy, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing the property. We cannot evict a customer solely because of its bankruptcy.  On the other hand, a court might authorize the customer to reject and terminate its lease.  In such case, our claim against the bankrupt customer for unpaid, future rent would be subject to a statutory cap that might be substantially less than the remaining rent actually owed under the lease.  As a result, our claim for unpaid rent would likely not be paid in full.  If a customer defaults on or terminates a significant lease, we may not be able to recover the full amount of unpaid rent or be able to lease the property for the rent previously received, if at all. In any of these instances, we may also be required to write off deferred leasing costs and accrued straight-line rents receivable. These events would adversely impact our operating results.

Costs of complying with governmental laws and regulations may reduce our operating results. All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings.

Compliance with new laws or regulations or stricter interpretation of existing laws may require us to incur significant expenditures. Future laws or regulations may impose significant environmental liability. Additionally, our customers’ operations, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply and that may subject us to liability in the form of fines or damages for noncompliance. Any expenditures, fines or damages we must pay would reduce our operating results. Proposed legislation to address climate change could increase utility and other costs of operating our properties which, if not offset by rising rental income, would reduce our net income.

Discovery of previously undetected environmentally hazardous conditions may decrease our operating results and limit our ability to make distributions. Under various federal, state and local environmental laws and regulations, a current or previous property owner or operator may be liable for the cost to remove or remediate hazardous or toxic substances on such property. These costs could be significant. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require significant expenditures or prevent us from entering into leases with prospective customers that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could reduce our operating results.

Our operating results may suffer if costs of operating our properties, such as real estate taxes, utilities, insurance, maintenance and other costs, rise faster than our ability to increase rental revenues. While we receive additional rent from our customers that is based on recovering a portion of operating expenses, increased operating expenses will negatively impact our operating results. Our revenues and expense recoveries are subject to longer-term leases and may not be quickly increased sufficient to recover an increase in operating costs and expenses. Furthermore, the costs associated with owning and operating a property are not necessarily reduced when circumstances such as market factors and competition cause a reduction in rental revenues from the property. Increases in same property operating expenses would reduce our operating results unless offset by the impact of any newly acquired or developed properties or lower general and administrative expenses and/or interest expense.

Recent and future acquisitions and development properties may fail to perform in accordance with our expectations and may require renovation and development costs exceeding our estimates. In the normal course of business, we typically evaluate potential acquisitions, enter into non-binding letters of intent, and may, at any time, enter into contracts to acquire additional properties. Acquired properties may fail to perform in accordance with our expectations due to lease-up risk, renovation cost risks and other factors. In addition, the renovation and improvement costs we incur in bringing an acquired property up to market standards may exceed our estimates. We may not have the financial resources to make suitable acquisitions or renovations on favorable terms or at all.

Further, we face significant competition for attractive investment opportunities from an indeterminate number of other real estate investors, including investors with significantly greater capital resources and access to capital than we have, such as domestic and foreign corporations and financial institutions, publicly-traded and privately-held REITs, private institutional investment funds, investment banking firms, life insurance companies and pension funds. Moreover, owners of office properties may be reluctant to sell, resulting in fewer acquisition opportunities. As a result of such increased competition and limited opportunities, we may be unable to acquire additional properties or the purchase price of such properties may be significantly elevated, which may impede our growth and materially and adversely affect us.

In addition to acquisitions, we periodically consider developing and re-developing properties. Risks associated with development and re-development activities include:

•	the unavailability of favorable construction and/or permanent financing;

•	construction costs exceeding original estimates;

•	construction and lease-up delays resulting in increased debt service expense and construction costs; and

•	lower than anticipated occupancy rates and rents causing a property to be unprofitable or less profitable than originally estimated.

Development and re-development activities are also subject to risks relating to our ability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy and other required governmental and utility company authorizations.

Illiquidity of real estate investments and the tax effect of dispositions could significantly impede our ability to sell assets or respond to favorable or adverse changes in the performance of our properties. Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties in our portfolio in response to changing economic, financial and investment conditions is limited. In addition, we have a significant amount of mortgage debt under which we would incur significant prepayment penalties if such loans were paid off in connection with the sale of the underlying real estate assets.

We intend to continue to sell some of our properties in the future as part of our investment strategy and activities. However, we cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether the price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and close the sale of a property.

Certain of our properties have low tax bases relative to their estimated current fair values, and accordingly, the sale of such assets would generate significant taxable gains unless we sold such properties in a tax-deferred exchange under Section 1031 of the Internal Revenue Code or another tax-free or tax-deferred transaction. For an exchange to qualify for tax-deferred treatment under Section 1031, the net proceeds from the sale of a property must be held by an escrow agent until applied toward the purchase of real estate qualifying for gain deferral. Given the competition for properties meeting our investment criteria, there could be a delay in reinvesting such proceeds. Any delay in using the reinvestment proceeds to acquire additional income producing assets would reduce our operating results.

Because holders of common units in our operating partnership (“Common Units”), including one of our officers and two of our directors, may suffer adverse tax consequences upon the sale of some of our properties, they may seek to influence us not to sell certain properties even if such a sale would otherwise be in our best interest. Holders of Common Units may suffer adverse tax consequences upon the sale of certain properties. Therefore, holders of Common Units, including one of our officers and two of our directors, may have different objectives than our stockholders regarding the appropriate pricing and timing of a property’s sale. Although we are the sole general partner of our operating partnership and have the exclusive authority to sell any of our wholly owned properties, officers and directors who hold Common Units may seek to influence us not to sell certain properties even if such sale might be financially advantageous to stockholders, creditors, bondholders or our business as a whole or influence us to enter into tax deferred exchanges with the proceeds of such sales when such a reinvestment might not otherwise be in our best interest.

The value of our joint venture investments could be adversely affected if we are unable to work effectively with our partners or our partners become unable to satisfy their financial obligations. Instead of owning properties directly, we have in some cases invested, and may continue to invest, as a partner or a co-venturer with one or more third parties. Under certain circumstances, this type of investment may involve risks not otherwise present, including the possibility that a partner or co-venturer might be unable to fund its obligations or might have business interests or goals inconsistent with ours. Also, such a partner or co-venturer may take action contrary to our requests or contrary to provisions in our joint venture agreements that could harm us. If we want to sell our interests in any of our joint ventures or believe that the properties in the joint venture should be sold, we may not be able to do so in a timely manner or at all, and our partner(s) may not cooperate with our desires, which could harm us.

Our insurance coverage on our properties may be inadequate. We carry insurance on all of our properties, including insurance for liability, fire, windstorms, floods, earthquakes and business interruption. Insurance companies, however, limit coverage against certain types of losses, such as losses due to terrorist acts, named windstorms, earthquakes and toxic mold. Thus, we may not have insurance coverage, or sufficient insurance coverage, against certain types of losses and/or there may be decreases in the insurance coverage available. Should an uninsured loss or a loss in excess of our insured limits occur, we could lose all or a portion of the capital we have invested in a property or properties, as well as the anticipated future revenue from the property or properties. If any of our properties were to experience a catastrophic loss, it could disrupt our operations, delay revenue and result in large expenses to repair or rebuild the property. Further, if any our insurance carriers were to become insolvent, we would be forced to replace the existing insurance coverage with another suitable carrier, and any outstanding claims would be at risk for collection. In such an event, we cannot be certain that we would be able to replace the coverage at similar or otherwise favorable terms. Such events could adversely affect our operating results and financial condition.

Our use of debt to finance our operations could have a material adverse effect on our cash flow and ability to make distributions. We are subject to risks associated with debt financing, such as the sufficiency of cash flow to meet required payment obligations, ability to comply with financial ratios and other covenants and the availability of capital to refinance existing indebtedness or fund important business initiatives. Increases in interest rates on our variable rate debt would increase our interest expense. If we fail to comply with the financial ratios and other covenants under our credit facilities, we would likely not be able to borrow any further amounts under such facilities, which could adversely affect our ability to fund our operations, and our lenders could accelerate outstanding debt. Further, we are currently assigned corporate credit ratings from Fitch Ratings, Moody’s Investors Service and Standard and Poor’s Rating Services based on their evaluation of our creditworthiness. These agencies’ ratings are based on a number of factors, some of which are not within our control. In addition to factors specific to our financial strength and performance, the rating agencies also consider conditions affecting REITs generally. We cannot assure you that our credit rating will not be downgraded. If our credit ratings are downgraded or other negative action is taken, we could be required, among other things, to pay additional interest and fees on outstanding borrowings under our revolving credit facility.

We generally do not intend to reserve funds to retire existing secured or unsecured debt upon maturity. We may not be able to repay, refinance or extend any or all of our debt at maturity or upon any acceleration. If any refinancing is done at higher interest rates, the increased interest expense could adversely affect our cash flow and ability to pay distributions. Any such refinancing could also impose tighter financial ratios and other covenants that restrict our ability to take actions that could otherwise be in our best interest, such as funding new development activity, making opportunistic acquisitions, repurchasing our securities or paying distributions. If we do not meet our mortgage financing obligations, any properties securing such indebtedness could be foreclosed on, which could have a material adverse effect on our cash flow and ability to pay distributions.

From time to time, we depend on our revolving credit facility for working capital purposes and for the short-term funding of our development and acquisition activity and, in certain instances, the repayment of other debt upon maturity. Our ability to borrow under the revolving credit facility also allows us to quickly capitalize on accretive opportunities at short-term interest rates. If our lenders default under their obligations under the revolving credit facility or we become unable to borrow additional funds under the facility for any reason, we would be required to seek alternative equity or debt capital, which could be more costly and adversely impact our financial condition. If such alternative capital were unavailable, we may not be able to make new investments and could have difficulty repaying other debt.

We may be subject to taxation as a regular corporation if we fail to maintain our REIT status, whichcould also have a material adverse effect on our stockholders and on our operating partnership. We may be subject to adverse consequences if we fail to continue to qualify as a REIT for federal income tax purposes. While we intend to operate in a manner that will allow us to continue to qualify as a REIT, we cannot provide any assurances that we will remain qualified as such in the future, which would have particularly adverse consequences to our stockholders. Many of the requirements for taxation as a REIT are highly technical and complex and depend upon various factual matters and circumstances that may not be entirely within our control. For example, to qualify as a REIT, at least 95.0% of our gross income must come from certain sources that are itemized in the REIT tax laws. The fact that we hold virtually all of the assets through our operating partnership and its subsidiaries further complicates the application of the REIT requirements. Even a technical or inadvertent mistake could jeopardize our REIT status. Furthermore, Congress and the Internal Revenue Service might change the tax laws and regulations and the courts might issue new rulings that make it more difficult, or impossible, for us to remain qualified as a REIT. If we fail to qualify as a REIT, we would be subject to federal income tax at regular corporate rates and would, therefore, have less cash available for investments or payment of principal and interest to our creditors or bondholders. Such events would likely have a significant adverse effect on our operating results and financial condition.

The market value of our common stock can be adversely affected by many factors. As with any public company, a number of factors may adversely influence the public market price of our common stock.  These factors include:

•	the level of institutional interest in us;

•	the perceived attractiveness of investment in us, in comparison to other REITs;

•	the attractiveness of securities of REITs in comparison to other asset classes taking into account, among other things, that a substantial portion of REITs’ dividends are taxed as ordinary income;

•	our financial condition and performance;

•	the market’s perception of our growth potential and potential future cash dividends;

•	government action or regulation, including changes in tax law;

•	increases in market interest rates, which may lead investors to expect a higher annual yield from our distributions in relation to the price of our common stock;

•	changes in federal tax laws;

•	changes in our credit ratings; and

•	any negative change in the level of our dividend.

We cannot assure you that we will continue to pay dividends at historical rates.  We generally expect to use cash flows from operating activities to fund dividends on our common stock. The following factors will affect such cash flows and, accordingly, influence the decisions of the our board of directors regarding dividends:

•
debt service requirements after taking into account debt covenants and the repayment and restructuring of certain indebtedness and the availability of alternative sources of debt and equity capital and their impact on our ability to refinance existing debt and grow our business;

•	scheduled increases in base rents of existing leases;

•	changes in rents attributable to the renewal of existing leases or replacement leases;

•	changes in occupancy rates at existing properties and execution of leases for newly acquired or developed properties;

•	operating expenses;

•	anticipated leasing capital expenditures attributable to the renewal of existing leases or replacement leases;

•	anticipated building improvements; and

•	expected cash flows from financing and investing activities.

The decision to declare and pay dividends on our common stock in the future, as well as the timing, amount and composition of any such future dividends, will be at the sole discretion of our board of directors Any change in our dividend policy could have a material adverse effect on the market price of our common stock.

Cash distributions reduce the amount of cash that would otherwise be available for other business purposes, including funding debt maturities or future growth initiatives. For our company to maintain our qualification as a REIT, we must annually distribute to our stockholders at least 90% of REIT taxable income, excluding net capital gains. In addition, although capital gains are not required to be distributed to maintain REIT status, capital gains, if any, that are generated as part of our capital recycling program are subject to federal and state income tax unless such gains are distributed to our stockholders. Cash distributions made to stockholders to maintain REIT status or to distribute otherwise taxable capital gains limit our ability to accumulate capital for other business purposes, including funding debt maturities or growth initiatives.

Because provisions contained in Maryland law, our charter and our bylaws may have an anti-takeover effect, our stockholders may be prevented from receiving a “control premium” for our common stock. Provisions contained in our charter and bylaws as well as Maryland general corporation law may have anti-takeover effects that delay, defer or prevent a takeover attempt, and thereby prevent our stockholders from receiving a “control premium” for their shares. For example, these provisions may defer or prevent tender offers for our common stock or purchases of large blocks of our common stock, thus limiting the opportunities for our stockholders to receive a premium for their shares of our common stock over then-prevailing market prices. These provisions include the following:

•
Ownership limit. Our charter prohibits direct, indirect or constructive ownership by any person or entity of more than 9.8% of our outstanding capital stock. Any attempt to own or transfer shares of our capital stock in excess of the ownership limit without the consent of our board of directors will be void.

•
Preferred Stock. Our charter authorizes our board of directors to issue preferred stock in one or more classes and to establish the preferences and rights of any class of preferred stock issued. These actions can be taken without stockholder approval. The issuance of preferred stock could have the effect of delaying or preventing someone from taking control of our company, even if a change in control were in our best interest.

•
Maryland control share acquisition statute. Maryland’s control share acquisition statute applies to our company, which means that persons, entities or related groups that acquire more than 20% of our common stock may not be able to vote such excess shares under certain circumstances if such shares were acquired in one or more transactions not approved by at least two-thirds of the outstanding shares of our common stock held by disinterested stockholders.

•
Maryland unsolicited takeover statute. Under Maryland law, our board of directors could adopt various anti-takeover provisions without the consent of stockholders. The adoption of such measures could discourage offers for our company or make an acquisition of our company more difficult, even when an acquisition would be in the best interest of our stockholders.

•
Anti-takeover protections of operating partnership agreement. Upon a change in control of our company, the partnership agreement of our operating partnership requires certain acquirers to maintain an umbrella partnership real estate investment trust structure with terms at least as favorable to the limited partners as are currently in place. For instance, the acquirer would be required to preserve the limited partner’s right to continue to hold tax-deferred partnership interests that are redeemable for capital stock of the acquirer. Exceptions would require the approval of two-thirds of the limited partners of our operating partnership (other than our company). These provisions may make a change of control transaction involving our company more complicated and therefore might decrease the likelihood of such a transaction occurring, even if such a transaction would be in the best interest of our stockholders.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

No.           Description

1	Form of ATM Equity OfferingSM Sales Agreement, dated May 25, 2011, among Highwoods Properties, Inc., Highwoods Realty Limited Partnership and each of the Sales Agents
5	Opinion of DLA Piper LLP (US) re legality
8	Opinion of DLA Piper LLP (US) re tax matters
23	Consent of DLA Piper LLP (US) (included in Exhibits 5 and 8)
99	Press Release, dated May 25, 2011, regarding the redemption of preferred stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HIGHWOODS PROPERTIES, INC.
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Vice President, General Counsel and Secretary

HIGHWOODS REALTY LIMITED PARTNERSHIP
By: Highwoods Properties, Inc., its general partner
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Vice President, General Counsel and Secretary

Dated:  May 25, 2011